SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 7, 2005, V.I. Technologies, Inc. (“Vitex” or “the Company”) announced, pursuant to rules of the Nasdaq Stock Market that became effective in 2004, that it received a going concern qualification in the audit report which was included in its Form 10-K recently filed with the Securities and Exchange Commission. The qualification was based on the cash balance of the Company as of December 31, 2004, which was not sufficient to fund operations over the next year, as previously disclosed by the Company.

In December 2004, Vitex announced that it had signed binding agreements with a group of investors led by Great Point Partners for a $20 million private placement of common stock and warrants to purchase common stock. The financing is subject to shareholder approval and to closing Vitex’s proposed merger with Panacos Pharmaceuticals. Vitex’s stockholders meeting to vote on the Great Point Partners financing and the merger with Panacos Pharmaceuticals is scheduled for March 10.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

      99.1    Press Release of V.I. Technologies, Inc. dated March 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.
Dated: March 7, 2005
	By:	/S/ John R. Barr
John R. Barr,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated March 7, 2005.